Exhibit 11 under Form N-1A
                                     Exhibit 23 under Item 601/Reg. S-K

          CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Financial Highlights" and to the use of our reports dated July 15, 1997 on the financial statements and financial highlights of Federated Bond Index Fund (a portfolio of Federated Investment Trust) and on the financial statements of Bond Index Portfolio (a portfolio of Federated Investment Portfolios) in Post-Effective Amendment Number 3 to the Registration Statement (Form N-1A No. 33-00053) of Federated Investment Trust and the related Annual Report to Shareholders for the year ended May 31, 1997.

/s/ Ernst & Young LLP

Pittsburgh, Pennsylvania
September 25, 1997